 MS Group CPA LLC
6 Center Street Edison New Jersey 08817 USA
TEL: 732-885-1555 FAX: 732-885-0999 E-MAIL: admin@msgroupcpa.com

Date: June 21, 2010
U.S. Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:	Asia Cork Inc.

Dear Commissioners:

We have read the statements in Item 4.02 included in the Form 8-K of Asia Cork Inc., dated June 18, 2010, regarding the revision to periodic reports. We agree with the statements made in response to Item 4.02 contained in the Form 8-K.

Very truly yours,

MS Group CPA LLC
MS Group CPA LLC
Edison, New Jersey